[PERMANENT BANCORP LETTERHEAD]



                                                   July 1, 1999



Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Permanent Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 1:00 p.m., Evansville, Indiana time, on July 27, 1999, at the Radisson Hotel, Salon A, located at 600 Walnut Street, Evansville, Indiana.

         In addition to the election of directors, stockholders are being asked to ratify the adoption of the 1999 Omnibus Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's auditors. Accordingly, your Board of Directors unanimously recommends that you vote FOR the election of the nominees for director, the ratification of the adoption of the 1999 Omnibus Incentive Plan and the appointment of Deloitte & Touche LLP.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

         Thank you for your attention to this important matter.

                                                     Very truly yours,


                                                     /s/ Donald P. Weinzapfel
                                                     ------------------------
                                                     Donald P. Weinzapfel
                                                     Chairman of the Board and
                                                       Chief Executive Officer

                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on July 27, 1999

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Permanent Bancorp, Inc. (the "Company") will be held at the Radisson Hotel, Salon A, located at 600 Walnut Street, Evansville, Indiana at 1:00 p.m. Evansville, Indiana time, on July 27, 1999.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1. The election of three directors of the Company;

         2. The ratification of the adoption of the 1999 Omnibus Incentive Plan;

         3. The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 2000;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on June 22, 1999 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at 101 Southeast Third Street for a period of ten days prior to the Meeting and will also be available at the Meeting.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors



                                              /s/  Donald P. Weinzapfel
                                              ----------------------------------
                                                 Donald P. Weinzapfel
                                                 Chairman of the Board and
                                                   Chief Executive Officer

Evansville, Indiana
July 1, 1999

--------------------------------------------------------------------------------

    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                             PERMANENT BANCORP, INC.
                           101 Southeast Third Street
                            Evansville, Indiana 47708
                                 (812) 428-6800

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 27, 1999

      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Permanent Bancorp, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Radisson Hotel, Salon A, located at 600 Walnut Street, Evansville, Indiana, on July 27, 1999, at 1:00 p.m., Evansville, Indiana time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about June 29, 1999. Certain of the information provided herein relates to Permanent Federal Savings Bank (the "Bank"), a wholly owned subsidiary of the Company.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of three directors of the Company, (ii) the ratification of the adoption of the 1999 Omnibus Incentive Plan, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending March 31, 2000.

Vote Required and Proxy Information

         All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy card and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non- votes are counted for purposes of determining a quorum.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert A. Cern, Secretary, Permanent Bancorp, Inc., 101 Southeast Third Street, Evansville, Indiana 47708.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on June 22, 1999 will be entitled to one vote for each share then held. As of that date, the Company had 3,994,222 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) (the "Named Officers") during the 1999 fiscal year ("fiscal 1999"), and (iii) all directors and executive officers as a group.

                                                 Shares              Percent
                                              Beneficially             of
            Beneficial Owner                     Owned                Class
            ----------------                  ------------          ---------
Five Percent Beneficial Owners
------------------------------
Permanent Bancorp, Inc.                       333,270(1)              8.3%
   Employee Stock Ownership Plan
   101 Southeast Third Street
   Evansville, Indiana  47708

Rahmi Soyugenc                                259,646(2)              6.5
   119 LaDonna Boulevard
   Evansville, Indiana  47711

Named Officers

Donald P. Weinzapfel                         241,730(3)               5.8

Murray J. Brown                               44,890(4)               1.1

All directors and executive officers
   of the Company and the Bank
   as a group (16 persons)                    560,807(5)             13.2

(1) First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, has sole voting and investment power over the 84,736 shares held by the Company's Employee Stock Ownership Plan (the "ESOP") which have not been allocated to participants, and may be deemed under applicable regulations to beneficially own such shares. Participants under the ESOP have the right to direct the voting of the 248,534 shares allocated to their ESOP accounts. Under the terms of the ESOP, unallocated shares are voted by the trustee in the same proportion that the participants vote the allocated shares with respect to each issue being voted upon.

(2) As reported in a Schedule 13D, dated April 4, 1995, in which Mr. Soyugenc reported sole voting and investment power over 259,646 shares of Common Stock.

(3) As reported on Schedule 13D, dated May 26, 1998, in which Mr. Weinzapfel reported sole voting power over 95,559 shares, sole dispositive power over 90,897 shares, shared voting power over 22,319 shares and shared dispositive power over 22,319 shares on a pre-split basis.

(4) Includes 8,100 shares held directly, 4,100 shares held jointly with Mr. Brown's spouse, 6,291 shares allocated to Mr. Brown's account pursuant to the Company's ESOP, 2,400 shares granted pursuant to the Company's RRP which shares are vested and 24,000 shares subject to options granted pursuant to the Company's Stock Option Plan, which options are exercisable within 60 days of June 22, 1999. Mr. Brown may be deemed to have sole or shared voting and/or investment power with respect to the shares reported above as beneficially owned.

(5) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the accounts of such persons under the ESOP, shares held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment power. This amount also includes an aggregate of 265,107 shares subject to options awarded under the Company's 1993 Stock Option and Incentive Plan (the "Stock Option Plan") which have vested and are exercisable within 60 days of the date hereof. This amount excludes an aggregate of 26,903 shares subject to options granted under the Stock Option Plan which have not vested and are not exercisable within 60 days of the date hereof.

                            I. ELECTION OF DIRECTORS
General
      The Company's Board of Directors currently consists of ten members. Each of the current directors of the Company has served in such capacity since the Company's organization in December 1993, except for Messrs. McCarty, Brown and Schenk. The Board is divided into three classes, with two classes containing three members each and the third class containing four members. One of the three stands for election annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

      The following table sets forth certain information, as of June 22, 1999, regarding the composition of the Company's Board of Directors continuing in office, including each director's term of office. The Nominating Committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                                              Shares of
                                                                                            Common Stock      Percent
                                             Position(s) Held       Director    Term to     Beneficially        of
              Name                Age         in the Company        Since(1)    Expire        Owned(2)         Class
-------------------------------  -----       ----------------       --------   --------      ----------       ------
                                                       NOMINEES
Donald P. Weinzapfel              63    Chairman of the Board         1978       2002                241,730    5.8%
                                        and Chief Executive
                                        Officer
Daniel L. Schenk                  45    Director                      1998       2002                  2,580     (3)
James D. Butterfield              42    Director                      1995       2002                  7,452     (3)
                                            DIRECTORS CONTINUING IN OFFICE
Daniel F. Korb                    67    Director                      1981       2000                 23,578     (3)
Robert L. Northerner              70    Director                      1978       2000                 19,378     (3)
James W. Vogel                    70    Director                      1975       2000                 37,378     (3)
Jack H. Kinkel                    59    Director                      1975       2001                 56,208(4) 1.4
James A. McCarty, Jr.             46    Director                      1996       2001                  8,760     (3)
Murray J. Brown                   50    President                     1997       2001                 42,266     (3)

(1) Includes service as a director of the Bank.

(2) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, held in a fiduciary capacity, held by certain members of the director's family, or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Amounts also include 135,500, 2,380, 2,382, 24,000, 9,122, 4,761 and 9,522 shares subject to options awarded under the Stock Option Plan to Mr. Weinzapfel, Mr. Schenk, Mr. Butterfield, Mr. Brown, Mr. Kinkel, Mr. McCarty and to each other non-employee director of the Company, respectively, which have vested and which are exercisable within 60 days of the date hereof. Amounts exclude 8,000, 4,761 and 7,142 shares subject to options granted under the Stock Option Plan to Mr. Brown, Mr. McCarty and Mr. Schenk, respectively, which have not vested and are not exercisable within 60 days of the date hereof.

(3) Less than one percent.

(4) Includes 25,886 shares held directly and 20,000 shares held as profit sharing plan trustee. Also includes 1,200 shares held as custodian for minor grandchildren under the Uniform Gifts to Minors Act as to which shares Mr. Kinkel disclaims any beneficial ownership.

         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

         Donald P. Weinzapfel.  Mr.  Weinzapfel  joined the Bank in 1978 as Vice
President and Director upon the merger of Home Federal Savings and Loan Association of Evansville into the Bank. He served as President and Chief Executive Officer of the Bank from 1985 until 1998, and as Chairman of the Board of the Bank from 1990 to January 1, 1999. Mr. Weinzapfel is currently serving as Chairman of the Board and Chief Executive Officer of the Company.

         Daniel L. Schenk. Mr. Schenk is the Chancellor of Ivy Tech State College - Evansville Region, a position he has held since 1990.

         James D. Butterfield. Mr. Butterfield joined the Board of Directors on January 1, 1995. Since 1987, Mr. Butterfield has served as President of Smith & Butterfield, Inc., a large office equipment and supply firm in the Evansville area.

         Daniel F. Korb. Prior to his retirement on December 31, 1993, Mr. Korb served as Executive Vice President and Secretary of the Bank. Mr. Korb joined the Bank in 1953, was promoted to Executive Vice President in 1985 and became Secretary in 1990.

         Robert L. Northerner. Since 1991, Mr. Northerner has served as Vice President of Sales and General Manager of The Floor Covering Emporium, an Evansville-based floor covering company. Prior thereto, Mr. Northerner was co-owner (along with Director Vogel) and served as President of Dale Sales Company, Inc., a service merchandising company, prior to its merger into Roundy's, another service merchandising company. After the merger, Mr. Northerner served as Vice President of Sales for the Evansville branch of Roundy's from 1985 to 1989.

         James W. Vogel. Mr. Vogel is Secretary-Treasurer of Results Oriented, Inc., a service merchandising company based in Indianapolis. Mr. Vogel was founder and co-owner (along with Director Northerner) of Dale Sales Company, Inc. from 1952 to 1985, when this business was sold to Roundy's.

         Jack H. Kinkel. Mr. Kinkel is President of Jack R. Kinkel & Son Architects, P. C. and has been in private practice since 1964. Mr. Kinkel is a licensed architect in Indiana, Kentucky and Illinois. He is certified by the National Council of Architectural Registration Boards and is a member of the American Institute of Architects.

         James A. McCarty, Jr. Mr. McCarty joined the Board of Directors in August of 1996. Since 1989, he has served as President of McCarty's Colonial
Home and Garden Supplies. As president, Mr. McCarty oversees all company business including management of 100 full-time employees.

         Murray J. Brown. Mr. Brown is currently serving as President of the Company and Chairman of the Board, President and Chief Executive Officer of the Bank. Mr. Brown joined the Board of Directors in March of 1997. From November 1991 until November 1993, Mr. Brown served as the president and CEO of Trans Financial Bank of Tennessee. From November 1993 until October 1995, Mr. Brown was self-employed as a private investor/consultant and from February 1992 until November 1993, he served as a Director of Trans Financial Corporation.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors held twelve regular meetings during fiscal 1999. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings or meeting held by the Board committees on which he served, except for Director Stone, who missed four regular meetings due to illness.

         The Board of Directors of the Company has standing Executive, Audit, Compensation and Nominating Committees.

         The Executive Committee is comprised of Directors Korb, Vogel, Northerner, Brown and Weinzapfel. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings, to the extent permitted by Delaware law. This Committee did not meet during fiscal 1999.

         The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditors the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Directors Kinkel, Butterfield, McCarty and Schenk. During the fiscal year ended March 31, 1999, this Committee did not meet; rather, the full Board performed its function.

         The Compensation Committee is composed of Directors Vogel, Butterfield and Schenk. This Committee is responsible for administering the Company's Stock Option Plan and Recognition and Retention Plan. This Committee met three times during the fiscal year ended March 31, 1999.

         The Nominating Committee is composed of Directors Weinzapfel, McCarty, Butterfield and Kinkel. This Committee is responsible for selecting nominees for election as directors. While the Nominating Committee will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company not less than 90 days prior to the date of the Meeting; provided however, that in the event that less than one hundred days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. This Committee met two times during the fiscal year ended March 31, 1999.

         Meetings and Committees of the Bank. The Bank's Board of Directors meets monthly and may have additional special meetings upon the written request of the Chairman of the Board or at least three directors. The Board of Directors met fourteen times during the fiscal year ended March 31, 1999. During fiscal 1999, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served, except for Director Stone, who missed four regular meetings due to illness.

         The Bank has standing Audit and Compensation Committees.

         The Audit Committee meets quarterly to review the adequacy of internal and external audit controls and directly supervises the Bank's Internal Auditor. The Audit Committee also recommends the selection of the Bank's independent auditors to the Board of Directors, meets with the auditors to discuss the scope and to review the results of the annual audit and acts as liaison between the Board and management and the auditors. Board members of this Committee include Directors Kinkel (Chairman), Schenk, Butterfield and McCarty. This Committee met four times during fiscal 1999.

         The Compensation Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. This Committee is comprised of Directors Vogel (Chairman), Northerner, Butterfield and Korb. During fiscal 1999 this Committee met two times.

Director Compensation

         Fees. The Company's directors are not paid fees for their service in such capacity. Non-employee directors of the Bank are paid a fee of $1,250 per quarter plus $625 per Regular Board meeting attended. Employee members of the Bank's Board receive $625 for each Board meeting attended. No fee is paid for membership on the Bank's committees.

         Deferred Compensation Agreements. The Bank has entered into a Director Deferred Compensation Agreement ("DDCA") with each non-employee director. The DDCAs are unfunded, non-qualified agreements which provide for retirement, financial hardship, death and disability benefits for the participants or their designated beneficiaries. Under the DDCAs, each non-employee director may make an annual election to defer receipt of all or a portion of his monthly director fees. When the director reaches the age specified in his DDCA (generally between age 70 and 73), he will be entitled to receive his accrued benefit payable over a 10-year period. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth information regarding compensation paid by the Bank to its Chief Executive Officer and Chief Operating Officer for services rendered during fiscal years ended March 31, 1999, 1998 and 1997. No other executive officer made in excess of $100,000 during the fiscal year ended March 31, 1999.

                                                  SUMMARY COMPENSATION TABLE
                                                                                   Long Term
                                                                                 Compensation
                           Annual Compensation                                      Awards

                                                                           Restricted
                                                                              Stock       Options/            All Other
    Name and Principal Position        Year        Salary       Bonus       Award(s)        SARs            Compensation
                                                   ($)(1)        ($)           ($)           (#)                 ($)
------------------------------------ ---------  ------------ ------------ ------------- ------------- -------------------------
Donald P. Weinzapfel                   1999       $181,500      $ ---       $  ---          $---             $39,582(2)
Chairman of the Board and              1998       165,213       33,043         ---           ---                5,016
   Chief Executive Officer             1997       156,600       34,452         ---           ---                4,978
Murray J. Brown                        1999       $137,603     $16,784       $14,700         ---             $37,933(2)
President and Director                 1998       115,508       17,326         ---           ---                4,499
                                       1997       108,167       18,150         ---           ---                2,478
==================================== =========  ============ ============ ============= ============= =========================

------------------
(1) Includes directors fees of $7,500 and $7,500 to Messrs. Weinzapfel and Brown, respectively.

(2) Includes matching 401(k) plan contributions of $1,600 and $1,301, ESOP allocations of $28,215 and $28,215 and health insurance premiums of $3,394 and $3,394 on behalf of Messrs. Weinzapfel and Brown, respectively.

         The following table sets forth certain information concerning the number and value of stock options held by Mr. Weinzapfel and Mr. Brown at March 31, 1999.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES
                                    Value of
                                                                    Number of                     Unexercised
                                                                   Unexercised                   In-the-Money
                                                                    Options at                    Options at
                                                                    FY-End (#)                   FY-End ($)(1)
                          Shares Acquired       Value
          Name            on Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------
Donald P. Weinzapfel           2,000           $22,000       136,000          ---          $782,000       $ ---
Murray J. Brown                 ---             $ ---        24,000          8,000         $ 61,500       $20,500
======================================================================= ================ ============ ================

----------------
(1) Represents the aggregate market value of incentive stock options to purchase shares of Common Stock (market price less the exercise price of $5.00 per share with regard to Mr. Weinzapfel's options and $8.1875 per share with regard to Mr. Brown's options) awarded to Messrs. Weinzapfel and Brown based upon the closing price of $10.75 per share for the Common Stock on March 31, 1999, as reported by the Nasdaq National Market.

Employment Agreements

         The Company and the Bank entered into an employment agreement with Donald P. Weinzapfel on October 6, 1998. The Bank also has an employment agreement with Murray J. Brown dated November 21, 1995. Mr. Weinzapfel's employment agreement expires on April 1, 2000, while Mr. Brown's employment agreement provides for a three year term. Mr. Weinzapfel's salary is a fixed amount, and Mr. Brown's employment agreement provides for an annual base salary as determined by the Board of Directors, which may not be less than his current salary. Salary increases for Mr. Brown are reviewed not less often than annually thereafter, and are subject to the sole discretion of the Board of Directors. Mr. Brown's employment agreement provides for an extension for one additional year at the end of each contract year, but only upon authorization by the Board of Directors. Both agreements provide for termination upon the officer's death, for cause or upon certain events specified by regulations of the Office of Thrift Supervision. The agreement is terminable by the officer upon 90 days' notice to the Bank.

         The employment agreements also provide for payment to the officers in the event there is a change in control of the Company or the Bank (as defined in the agreement) where employment terminates involuntarily in connection with such change in control or within 12 months thereafter, of the remaining salary payable under the contract, plus an additional amount, the sum of which will not exceed 299% of the officers' highest salary in effect under the employment agreements at any time during the 12 months prior to the date of termination, provided that total payments under the agreements may not exceed three times the officers' average annual compensation or an amount that would cause certain adverse tax consequences to the Bank and the officers under Section 280G of the Internal Revenue Code of 1986, as amended. The agreements contain a provision which prohibits the officers, for a period of one year, from, directly or indirectly, owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within 20 miles of any office of the Bank at the date of his termination. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel. The employment agreements may have an "anti-takeover" effect that could affect a proposed future acquisition of control of the Company.

Pension Plan

         The Bank's employees are included in the Financial Institutions Retirement Fund, a multiple employer comprehensive pension plan (the "Pension Plan"). This noncontributory defined benefit retirement plan covers all full-time employees who have reached the age of 21 and have completed one year of service. The Pension Plan currently provides for an annual benefit at normal retirement (age 65) equal to 2% of the employee's average annual salary over the five consecutive years of highest salary multiplied by the employee's number of years of service. Other than administrative expenses of the Pension Plan paid by the Bank, the Bank did not contribute to the Pension Plan during fiscal 1999.

         The following table indicates the annual retirement benefit that would be payable under the Pension Plan upon retirement at age 65 to a participant electing to receive his retirement in the standard form of benefit, assuming various specified levels of compensation and years of service.

                                               PENSION PLAN TABLE
                                                 Years of Service
Remuneration      15             20           25            30            35            40         45
------------- ----------- ------------ ------------- ------------- ------------  ------------ -------------
     $ 50,000   $ 15,000     $ 20,000      $ 25,000     $ 30,000      $ 35,000       $ 40,000   $ 45,000
       75,000     25,000       30,000        37,500        45,000       52,500         60,000     67,500
      100,000     30,000       40,000        50,000        60,000       70,000         80,000     90,000
      125,000     37,500       50,000        62,500        75,000       87,500        100,000    112,500
      150,000     45,000       60,000        75,000        90,000       105,000       118,182    118,182
      175,000     52,500       70,000        87,500       105,000       118,182       118,182    118,182
      200,000     60,000       80,000       100,000       118,182       118,182       118,182    118,182
      225,000     67,500       90,000       112,500       118,182       118,182       118,182    118,182
============= ============ ============ ============= ============= ============  ============ =============

         At March 31, the estimated years of credited service of Messrs. Weinzapfel and Brown were 44 and 4, respectively.

Compensation Committee Report on Executive Compensation

         Set forth below is a report prepared by Directors Vogel, Schenk and Butterfield, in their capacity as the Compensation Committee of the Board of Directors of the Company (the "Company Committee") and Directors Vogel, Northerner, Butterfield and Korb in their capacity as the Compensation Committee of the Board of Directors of the Bank (the "Bank Committee"). The Company Committee administers the Stock Option Plan and RRP. The Bank Committee meets annually to review salaries and directors fees as well as the performance of officers, and to recommend compensation adjustments to the full Board. The report below addresses the compensation policies for the last fiscal year as they affected the Chief Executive Officer, Mr. Weinzapfel, and other executive officers of the Company and the Bank.

         Salaries.  The Bank  Committee  sets the  salaries  for each  executive officer, including Mr. Weinzapfel, annually, under a salary administration program applicable to all executive officers designed for the Bank by an independent consulting firm. Under the program, salaries are set within ranges of executives in comparable positions in the Bank's competitive market. The Bank Committee uses these ranges as a guide for determining each executive officer's salary, subject to adjustment on a case-by-case basis. An executive officer's salary may vary within the salary range for each position as a result of the Bank Committee's assessment of the executive's individual performance over the past year, as well as tenure and internal and external competitiveness. Each of the Bank's executive officers earns near the mid-point of his or her salary range.

         Stock Option Awards and Restricted Stock Awards. Among the benefits to the Bank resulting from the Company's initial public offering of stock in the Conversion is the ability to attract and retain personnel through prudent use of stock option and other stock-related incentive programs. In connection with the Conversion, the Company and the Bank adopted the Stock Option Plan and the RRP. The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the Compensation Committee has utilized these elements in the compensation packages to its executive officers. To date, the Compensation Committee has awarded stock options under the Stock Option Plan and restricted stock under the RRP to all executive officers and other key employees of the Bank. During the fiscal year ended March 31, 1994, the Compensation Committee granted awards to Mr. Weinzapfel and the executive officer group under the Stock Option Plan and RRP. No further awards were granted to such persons during fiscal 1995. During fiscal 1996, the Compensation Committee awarded stock options for 32,000 shares and 6,000 shares of restricted stock to Mr. Murray J. Brown who was appointed as Executive Vice President during the fiscal year. During fiscal 1997, the Compensation Committee awarded 1,000 shares of restricted stock to Seth P. Allen, a Senior Vice President of the Bank. During fiscal 1998, the Compensation Committee awarded 500 shares of restricted stock to Robert Whitfield, Jr., 1,000 additional shares to Senior Vice President Seth P. Allen and 1,200 additional shares to Vice President Glenna Kirsch. During fiscal 1999, 3,000 shares of restricted stock and 2,500 stock options were awarded to Robert A. Cern who joined the organization in May, 1998 as Chief Financial Officer and Secretary of the Company and Senior Vice President, Chief Financial Officer and Secretary of the Bank. In addition, 1,000 shares of restricted stock were awarded to Senior Vice President Seth P. Allen and 1,000 shares of restricted stock were awarded to Vice President Charles A. Becker, Sr., who joined the Company in June, 1998. Mr. Allen was awarded 2,500 stock options and Mr. Becker was awarded 2,000 stock options.

         In granting awards under the Stock Option Plan and RRP to Mr. Weinzapfel and the other executive officers, the Company Committee considered, among other things, position and years of service, value of the individual's service to the Bank and the Company and the added responsibilities of such individuals as executive officers of a public company. As a stock-related incentive plan, the Stock Option Plan and RRP are also designed to recognize the past contributions of the officers, directors and employees to the Bank and to encourage them to remain with the Bank.

         Bonus Awards. In order to align executive compensation with stockholder interests, the Bank has developed a Cash Bonus Program in which Executive Officers will be awarded a percent of their base salary upon the achievement of certain levels of profitability.

         Internal Revenue Code Section 162(m). In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not addressed the new provision.

                                    James W. Vogel
                                    James D. Butterfield
                                    Robert L. Northerner
                                    Daniel F. Korb

Stock Performance Presentation

         Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the Media General Savings and Loan Index for each semi-annual period from April 4, 1994 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) through March 31, 1999. The presentation assumes $100 was invested on April 4, 1994.

[GRAPH OMITTED]

                                   4/4/94       3/31/95       3/31/96      3/31/97       3/31/98      3/31/99
Permanent Bancorp..........         $100          $151         $140         $208          $355         $223
MG Industry Group..........          100           113          160          223           372          280
NASDAQ Market Index........          100           106          142          160           241          315

Certain Transactions

         The Bank has followed a policy of granting loans offered generally by the Bank, subject to applicable regulations, to officers, directors and employees. The loans to such persons are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features, which is consistent with current federal requirements. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and other employees must be approved by two officers of the Bank who are authorized to approve such loans. Loans to all directors, executive officers, employees and their associates totaled approximately $609,277 million at March 31, 1999, which was approximately 1.5% of the Company's stockholders' equity at such date.

         II.      RATIFICATION  OF THE  ADOPTION OF THE 1999  OMNIBUS  INCENTIVE
                  PLAN

         The Company's Board of Directors has adopted the 1999 Omnibus Incentive Plan (the "Omnibus Plan"), subject to approval by the shareholders at the Meeting. The Omnibus Plan is comparable in structure and purpose to plans adopted by the stockholders of a large number of public companies.

         Pursuant to the Omnibus Plan, 266,000 shares, or approximately 6.7% of the shares of Common Stock outstanding as of March 31, 1999, will be reserved for issuance under the Omnibus Plan. Shares of Company Common Stock subject to an award under the Omnibus Plan may be from either authorized but unissued shares or reacquired shares held by the Company in its treasury. During any calendar year, no participant may be granted awards under the Omnibus Plan with respect to more than 133,000 shares, subject to adjustment in the event of certain changes in the capitalization of the Company. In order to continue to promote the long-term interests of the Company and its stockholders by providing a flexible and comprehensive means for attracting and retaining directors, advisory directors, officers and employees of the Company and its corporate affiliates, the Board of Directors approved the Omnibus Plan, and recommends approval of the Omnibus Plan by the shareholders.

         The complete text of the Omnibus Plan is attached as Appendix A to this Proxy Statement. The principal features of the Omnibus Plan are summarized below.

General

         The Omnibus Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and restricted stock awards. Each award shall be on such terms and conditions, consistent with the Omnibus Plan, as the committee administering the Omnibus Plan may determine.

         Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Omnibus Plan or any other plan of the Company or its subsidiaries.

Administration

         The Omnibus Plan is administered by a committee of two or more members of the Board of Directors of the Company (the "Committee"), each of whom, as required by the Omnibus Plan, is (i) an outside director as defined under
Section 162(m) of the Code and (ii) a Non-Employee Director as defined in the rules under Section 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. In granting awards under the Omnibus Plan, the Committee considers, among other things, position and years of service, value of the participant's services to the Company and its affiliates and the responsibilities of such individuals as employees, directors and officers of a public company.

Eligibility

         Any director, advisory director, director emeritus, officer or employee of the Company or its corporate affiliates is eligible to participate in the Omnibus Plan.

Award Descriptions

         The Omnibus Plan authorizes the Committee to grant the following awards:

         Stock Options. The Committee may grant either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to officers or employees of the Company and its corporate affiliates.

         The term of a Non-Qualified Stock Option granted under the Omnibus Plan may not exceed 15 years from the date of grant. The term of an Incentive Stock Option may not exceed ten years, and the term of an Incentive Stock Option granted to any individual owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and its corporate affiliates a (a "Ten Percent Holder") may not exceed five years.

         The exercise price of each stock option is determined by the Committee, provided that (i) the exercise price for the purchase of shares subject to an Incentive Stock Option may not be less than 100% of the market value of the shares covered by the option on the date of grant and (ii) the exercise price of an Incentive Stock Option granted to a Ten Percent Holder may not be less than 110% of the market value of the shares covered by the option on the date of grant. The exercise price may be paid in cash, shares of Common Stock or a combination of both.

         Stock Appreciation Rights ("SAR"). The Stock Option Committee is authorized to award SARs, each of which, upon exercise thereof, will entitle the holder thereof to receive a number of shares of the Common Stock or cash or a combination thereof, as the Committee shall determine, the aggregate value of which shall equal (as nearly as possible) the amount by which the market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the SAR. A SAR may be related to an option or granted independently of an option.

         The Committee will determine the exercise price and term of each SAR, provided that (i) the term of a SAR may not exceed 15 years and (ii) an option related to a SAR which is an Incentive Stock Option must satisfy all requirements pertaining to Incentive Stock Options (e.g., exercise price, term). SARs are generally exercisable to the same extent and in the same manner as stock options, as described above.

         Restricted Stock. The Committee may grant restricted stock, subject to such restrictions as the Committee may impose. Except for any restrictions which may be imposed by the Committee, holders of restricted stock awarded under the Omnibus Plan shall have all of the rights of a stockholders generally, including the right to receive dividends on and vote the shares. Unless otherwise permitted by the Committee, in its sole discretion, the participant may not sell, assign, transfer, pledge or otherwise encumber any of the shares of restricted stock awarded to him during the restricted period. The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all restrictions imposed.

Termination of Service

         Set forth below is a summary of the effects of termination of service to the Company or a corporate affiliate thereof of a participant to whom an award has been granted under the Omnibus Plan.

         Stock Options and SARs. Unless the Committee provides otherwise, in the event of a participant's termination of service to the Company or an affiliate thereof by any reason (but excluding disability, death and termination for cause) the participant may exercise an option or SAR theretofore granted to such participant within a period of three months from the date of termination of service in the case of an Incentive Stock Option or one year from the date of termination of service in the case of a Non-Qualified Stock Option or SAR (but in no event after the expiration date of the option or SAR). If a participant to whom an option or SAR was granted is terminated for cause, all rights under such option or SAR will expire immediately.

         Unless the Committee provides otherwise, in the event of termination due to total or partial disability, the participant may exercise an option or SAR following termination of service for a period of one year period immediately following termination (but in no event after the expiration date of such option or SAR) to the extent that such participant was entitled to exercise such option or SAR at the date of such termination.

         Unless the Committee provides otherwise, in the event of the death of a participant while in the service of the Company or its affiliate, or during the time periods referred to above, the person to whom the Option or SAR is transferred may, within a period of two years immediately following the death of the holder (but in no event after the expiration date of such option or SAR) exercise such Option or SAR to the extent that such participant was entitled to exercise such option or SAR at the date of such termination. Following the death of any participant to whom an option was granted under the Omnibus Plan, irrespective of whether any related SAR has been granted to the participant or whether the person entitled to exercise such related SAR desires to do so, the Committee may, as an alternative means of settlement of such option, elect to pay to the person to whom such option is transferred as permitted by the Omnibus Plan, the amount by which the market value per Share on the date of exercise of such option shall exceed the exercise price of such option, multiplied by the number of Shares with respect to which such option is properly exercised. Any such settlement of an option shall be considered an exercise of such option for all purposes of the Omnibus Plan.

         Restricted Stock. A participant to whom restricted stock is granted whose service is terminated for any reason other than death, disability or normal or early retirement, unless the Committee determines otherwise, shall forfeit and return all shares of restricted stock as to which applicable restrictions had not yet lapsed. Unless the Committee determines otherwise, in the event of termination of service of the person to whom restricted stock is granted due to death, disability or normal or early retirement, all shares subject to restrictions at time of termination will become free of such restrictions.

Transferability of Awards

         An award under the Omnibus Plan may be transferred only by will or the laws of inheritance. Unless otherwise provided by the Committee, an award other than an Incentive Stock Option may be transferred during the lifetime of the participant to whom it was awarded pursuant to a qualified domestic relations order or by gift to any member of the participant's immediate family or to a trust for the benefit of any member of the participant's immediate family.

Effect of Merger and Other Adjustments

         In the event of a merger or other business combination of the Company in which the Company is not the surviving entity, any participant to whom an option or SAR has been granted will, with limited exception, have the right after consummation of such transaction and during the remaining term of the option or SAR to receive upon exercise of such award an amount equal to the excess of the fair market value on the date of exercise of the securities or other consideration receivable in the merger in respect of a share of Common Stock over the exercise price of the option or SAR, multiplied by the number of shares of Common Stock with respect to which the option or SAR is exercised.

         Upon a change in control of the Company, unless otherwise provided by the Committee in the applicable award agreement, any restrictions or vesting period with respect to any outstanding awards will immediately lapse and all such awards will become fully vested.

         Shares as to which awards may be granted under the Omnibus Plan, and shares then subject to awards, will be adjusted by the Committee in the event of any reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other change in the corporate structure or shares of the Company.

Amendment and Termination

         The Board of Directors of the Company may at any time amend, suspend, discontinue, or terminate the Omnibus Plan, except that any such action will be subject to the approval of the Company's shareholders if such approval is required by applicable laws or regulations or by the rules of any stock exchange or quotation system on which the shares of Common Stock may be listed or quoted or if the Board of Directors of the Company in its discretion determines to seek shareholder approval.

         The Committee may waive any condition or rights of the Company or modify or amend (except as provided for in the Omnibus Plan) the terms of any outstanding award. No modification, amendment, alteration, suspension, discontinuation or termination of an outstanding award which impairs the rights or benefits of any participant may be made without the consent of the participant.

Federal Income Tax Consequences [DOESN'T ADDRESS RESTRICTED STOCK, PLEASE ADD]

         Under present federal income tax laws, awards under the Omnibus Plan will have the following consequences:

         (1) The grant of an award, by itself, will generally neither result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

         (2) In order to qualify as an Incentive Stock Option, a stock option awarded under the Omnibus Plan must meet the conditions contained in Section 422 of the Code, including the requirement that the shares acquired upon the exercise of the stock option be held for at least one year after the date of exercise and at least two years after the grant of the option. The exercise of an Incentive Stock Option will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of adjustment which may, in certain situations, trigger the alterative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% on the first $175,000 of "alternative minimum taxable income" above the exemption amount ($33,750 for a single individual or $45,000 for married individuals filing jointly). This tax applies at a flat rate of 28% on alternative minimum taxable income more than $175,000 above the applicable exemption amounts. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married individuals filing jointly) or $112,500 (single individual), the $45,000 or $33,750 exemptions will be reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively.

         (3) If the shares are held by the participant for at least one year after the Incentive Stock Option is exercised and two years after the Incentive Stock Option was granted, the participant will recognize a long-term capital gain or loss upon disposition of the shares and the Company will not be entitled to a corresponding deduction. The capital gain will be considered long-term if the shares are held for more than 12 months. The amount of such gain or loss will be equal to the difference between the amount realized by the participant upon disposition of the shares and the amount paid by the participant for such shares.

         (4) If the shares acquired upon exercise of an Incentive Stock Option are not held for at least one year after transfer of such shares to the participant and two years after the grant of the Incentive Stock Option, the participant generally will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such an event, the Company will generally be entitled to a corresponding deduction, provided the Company meets its federal tax reporting obligations. The participant will also recognize capital gain or loss in an amount of the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the Incentive Stock Option; such capital gain or loss will be characterized as short- or long-term depending on how long the shares are held after the date of exercise of the Incentive Stock Option. The Company will not be entitled to a corresponding deduction for such capital gain or loss.

         (5) The exercise of a Non-Qualified Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option. The Company will be allowed a deduction at the time and in the amount of any ordinary income recognized by the participant upon the exercise of a Non-Qualified Stock Option, provided the Company meets its federal tax reporting obligations. Upon sale of the shares acquired upon exercise of a Non- Qualified Stock Option, any appreciation or depreciation in the value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant. Such gain or loss will be short- or long-term capital gain or loss depending upon how long the participant held the shares following exercise of the Non-Qualified Stock Option.

         (6) The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise. The Company will be entitled to a corresponding deduction provided that it meets its federal tax reporting obligations.

Awards under the Omnibus Plan

         No awards have been made under the Omnibus Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE OMNIBUS INCENTIVE PLAN.


                                II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Deloitte & Touche LLP to be its auditors for the 2000 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Deloitte & Touche LLP is expected to attend the Meeting, to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 101 Southeast Third Street, Evansville, Indiana 47708, no later than March 1, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 101 Southeast Third Street, Evansville, Indiana 47708 by April 28, 2000, provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given, the stockholder proposal must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock (or any other equity securities, of which there is none), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Allen and Ms. Kirsch inadvertently failed to timely file Form 4s to report one transaction each. Mr. Allen reported his transaction on a Form 4 dated June 5, 1998, and Ms. Kirsch reported her transaction on a Form 4 dated June 4, 1998. In addition, Mr. Korb failed to timely file a Form 4 to report one transaction. Mr. Korb reported the transaction on a Form 4 dated December 22, 1998.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan & Associates to assist in the solicitation of proxies for a fee not to exceed $3,500, plus out-of-pocket expenses, not to exceed $1,750. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.
                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Donald P. Weinzapfel
                                               Donald P. Weinzapfel
                                              Chairman of the Board and
                                              Chief Executive Officer
Evansville, Indiana
June 29, 1999

                                                                      APPENDIX A

                                              PERMANENT BANCORP, INC.

                                            1999 OMNIBUS INCENTIVE PLAN


         1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors, emeritus directors, officers and employees of the Company and its Affiliates.

         2. Definitions. The following definitions are applicable to the Plan:

                  "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 425(e) and (f), respectively, of the Code.

                  "Award" -- means the grant by the Committee under this Plan of an Incentive Stock Option, a NonQualified Stock Option, a Stock Appreciation Right or Restricted Stock, or any combination thereof, as provided in the Plan.

                  "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

                  "Cause" -- means termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.
                  "Code" -- means the Internal Revenue Code of 1986, as amended.

                  "Committee" -- means the Committee referred to in Section 3 hereof.

                  "Company" -- means Permanent Bancorp, Inc. and any successor thereto.

                  "Continuous Service" -- means the absence of any interruption or termination of service as a director, advisory director, emeritus director, officer or employee of the Company or an Affiliate, except that when used with respect to a person granted an Incentive Stock Option means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or an Affiliate, or in the case of transfers between payroll locations of the Company or its Affiliate.

                  "Early Retirement" -- means retirement from employment with the Company prior to the Participant either (i) having reached the age of 55 or
(ii) having maintained Continuous Service for at least three years.

                  "ERISA" -- means the Employee Retirement Income Security Act of 1974, as amended.

                  "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an Incentive Stock Option under Section 422 of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed a NonQualified Stock Option.

                  "Market Value" -- means the average of the high and low quoted sales price with respect to a Share on the date in question on The Nasdaq Stock Market, or any similar system then in use, or, if the Shares are not then traded on The Nasdaq Stock Market or any similar system, the closing sales price on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the fair market value on such date of a Share as the Committee shall determine.

                  "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option under Section 422 of the Code.

                  "Normal Retirement" -- means retirement from employment with the Company after the Participant has (i) reached the age of 65 and (ii) maintained Continuous Service for at least three years.

                  "Option" -- means an Award granted by the Committee to a Participant pursuant to Section 5(a) hereof.

                  "Participant"  --  means  any  director,   advisory  director,
emeritus director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

                  "Plan"--means this 1999 Omnibus Incentive Plan of the Company.

                  "Related" -- means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Stock Appreciation Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof.

                  "Restricted Stock" -- means an Award granted by the Committee to a Participant pursuant to Section 5(c) hereof.

                  "Shares" -- means the shares of common stock of the Company.

                  "Stock Appreciation Right" -- means an Award granted by the Committee to a Participant pursuant to Section 5(b) hereof.

                  "Ten Percent Holder" -- means any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and any Affiliate.

         3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Company, each of whom (i) shall be an outside director as defined under Section 162(m) of the Code and the regulations thereunder and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Company. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Company, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

         4.       Shares Subject to Plan.

                  (a) Subject to adjustment by the operation of Section 7, the maximum number of Shares with respect to which Awards may be made under the Plan is 266,000 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares. Shares which are subject to Related Stock Appreciation Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

                  (b) During any calendar year, no Participant may be granted Awards under the Plan of more than 133,000 Shares, subject to adjustment as provided in Section 7.

         5.       Awards.

                  (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

                           (i) Exercise Price.  The exercise price per Share for
                  an Option shall be determined by the Committee; provided that, in the case of an Incentive Stock Option, the exercise price thereof shall not be less than 100% of the Market Value of a Share on the date of grant of such Option; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the exercise price thereof shall not be less than 110% of the Market Value of a Share on the date of grant of such Option.

                           (ii) Option  Term.  The term of each Option  shall be
                  fixed by the Committee, but shall be no greater than 15 years; provided that, in the case of an Incentive Stock Option, the term of such Option shall not exceed ten years; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the term of such option shall not exceed five years.

                           (iii) Time and Method of Exercise. Except as provided
                  in paragraph (a) of Section 6, no Option granted hereunder may be exercised unless at the time the Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option. To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the exercise price, if any and to the extent notice is received by the Company. Payment, if any is required, shall be made either
                  (i) in cash  (including  check,  bank draft or money order) or
                  (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

                           (iv) Option Agreements. At the time of a grant an Option, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

                           (v) Limitations on Value of Exercisable Incentive Stock Options. The aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

                           (vi) Eligible  Recipients of Incentive Stock Options.
                  Incentive Stock Options may be granted by the Committee only to officers or employees of the Company or its Affiliates.

                  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) General.  A Stock  Appreciation Right shall, upon
                  its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised.

                           (ii) Related Options.  A Stock Appreciation Right may
                  be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. If the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all restrictions and the limitations imposed on Incentive Stock Options under paragraph (a) of this Section 5 (including, without limitation, restrictions on exercise price and term). In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

                           (iii) Exercise Price and Term. The exercise price and
                  term of each Stock Appreciation Right shall be fixed by the Committee; provided that, that the term of a Stock Appreciation Right shall not exceed 15 years (subject to the further limitations imposed under subparagraph (ii) above).

                           (iv) Stock Appreciation Right Agreements. At the time
                  of a grant of a Stock Appreciation Right, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

                           (v) Time and Method of  Exercise.  Except as provided
                  in paragraph (a) of Section 6, no Stock Appreciation Right may be exercised unless at the time the Participant exercises such Stock Appreciation Right, such Participant has maintained
                  Continuous Service since the date of grant of such Stock Appreciation Right. To exercise a Stock Appreciation Right under the Plan, the Participant to whom such Stock Appreciation Right was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Stock Appreciation Right) together with full payment of the exercise price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Company. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

                  (c) Restricted Stock. The Committee is hereby authorized to grant Shares of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) Restrictions. Shares of Restricted Stock shall be
                  subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of

                  Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. During the period of time in which the Shares awarded as Restricted Stock are subject to the restrictions contemplated herein (a "Restricted Period"), unless otherwise permitted by the Plan or by the Committee as provided in the applicable Award Agreement, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant. A Participant to whom Shares of Restricted Stock have been awarded shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares, subject to any limitations set forth in a Participant's Award Agreement.

                           (ii) Restricted  Stock  Agreements.  At the time of a
                  grant of Shares of Restricted Stock, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

                           (iii) Stock  Certificates.  Any Shares of  Restricted
                  Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Company's 1999 Omnibus Incentive Plan and an Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company, 101 Southeast Third Street, Evansville, Indiana 47708."

                           (iv) Removal of Restrictions. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

         6.       Termination of Service.

                  (a)      Options and Stock Appreciation Rights.

                           (i) If a  Participant  to whom  an  Option  or  Stock
                  Appreciation Right was granted shall cease to maintain Continuous Service for any reason (including Early or Normal Retirement, but excluding total or partial disability, death and termination of employment by the Company or any Affiliate for Cause), such Participant may, but only within the three month period, in the case of an Incentive Stock Option, or one year period, in the case of a Non-Qualified Stock Option or Stock Appreciation Right, immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service. If the Continuous Service of a Participant to whom an Option or Stock Appreciation Right was granted by the Company is terminated for Cause, all rights under any Option or Stock Appreciation Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

                           (ii) If a  Participant  to whom an  Option  or  Stock
                  Appreciation Right was granted shall cease to maintain Continuous Service due to total or partial disability (as defined in Section 22(e)(3) of the Code), such Participant may, but only within the one year period immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such

                  Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service.

                           (iii) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate or within the periods referred to in paragraphs (a)(i) and
                  (a)(ii) of this Section 6, the person to whom any Option or Stock Appreciation Right held by the Participant at the time of his or her death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, or as otherwise permitted to be transferred under Section 10 of the Plan may, but only within the period of two years immediately succeeding the date of death of such Participant, and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right immediately prior to his death.
                  Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Stock Appreciation Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Stock Appreciation Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred as permitted by Section 10 of this Plan, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the exercise price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

                           (iv)  Notwithstanding the provisions of subparagraphs
                  (i) through (iii) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

                  (b) Restricted Stock. Except as otherwise provided in this Plan or a Participant's Award Agreement, if a Participant ceases to maintain Continuous Services (i) for any reason (other than death, total or partial disability or Normal or Early Retirement), all Shares of Restricted Stock previously awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph
(c)(i) of Section 5 shall upon such termination of Continuous Service be forfeited and returned to the Company and (ii) by reason of death, total or partial disability or Normal or Early Retirement, all Shares of Restricted Stock previously granted to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph
(c)(i) of Section 5 shall upon such termination of Continuous Service be free of restrictions and shall not be forfeited.

         7. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 7 shall be subject to the same restrictions as the original Award.

         8. Effect of Merger on Options and Stock Appreciation Rights. In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Stock Appreciation Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Stock Appreciation Right), thereafter and during the term of each such Option or Stock Appreciation Right, to receive upon exercise of any such Option or Stock Appreciation Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Stock Appreciation Right or Option, multiplied by the number of Shares with respect to which such Option or Stock Appreciation Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

         9. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 9 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company. Upon a change in control, unless the Committee shall have otherwise provided in the applicable Award Agreement, any restrictions or vesting period with respect to any outstanding Awards shall lapse and all such Awards shall become fully vested in the Participant to whom such Awards were awarded; provided, however, that no Award which has previously been exercised or otherwise terminated shall become exercisable.

         10. Assignments and Transfers. No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, except that an Award other than an Incentive Stock Option may be transferred pursuant to a qualified domestic relations order or by gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 10, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

         11. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of or serve as a director, advisory director, or emeritus director of the Company or any Affiliate.

         12. Delivery and Registration of Stock. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and
(ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

         13. Withholding Tax. Upon the termination of the restricted period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant or other person receiving such shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

         The Company shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         All withholding decisions pursuant to this Section 13 shall be at the sole discretion of the Committee or the Company.

         14.      Amendment or Termination.

                  (a) The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time, except that any such action will be subject to the approval of the Company's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board of Directors of the Company, in its discretion, determines to seek such shareholder approval.

                  (b) Except as otherwise provided herein, the Committee may waive any conditions or rights of the Company or modify or amend the terms of any outstanding Award. No modification, amendment, alteration, suspension, discontinuation or termination of an outstanding Award which impairs the rights or benefits of any Participant or holder thereof may be made without the consent of the Participant or holder thereof.

         15. Effective Date and Term of Plan. The plan shall become effective upon approval of the Plan by the shareholders of the Company. It shall continue in effect for a term of 15 years unless sooner terminated under Section 14 hereof.

                             PERMANENT BANCORP, INC.
                                 REVOCABLE PROXY

                         Annual Meeting of Stockholders
                                  July 27, 1999

         The undersigned hereby appoints the Board of Directors of Permanent Bancorp, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Radisson Hotel, Salon A, located at 600 Walnut Street, Evansville, Indiana, at 1:00 p.m. Evansville, Indiana time, on July 27, 1999, and at any and all adjournments and postponements thereof, as follows:

I. The election as directors of all nominees listed below for three-year terms.

               [ ] FOR                           [ ] WITHHELD

       INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

       DONALD P. WEINZAPFEL    DANIEL L. SCHENK             JAMES D. BUTTERFIELD


 II.   Ratification of the adoption of the 1999 Omnibus Incentive Plan.

               [ ]  FOR        [ ]  AGAINST                 [ ]  ABSTAIN

 III. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 31, 2000.
                [ ]  FOR       [ ]  AGAINST                 [ ]  ABSTAIN

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                 The Board of Directors recommends a vote "FOR" the listed nominees and proposal.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated June 29, 1999 and the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1999.

Dated:

                           SIGNATURE OF STOCKHOLDER
                          ----------------------------


                          SIGNATURE OF STOCKHOLDER
                          ----------------------------


                           Please sign exactly as your name(s) appear(s) to the left on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.